Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jill Taymans
727-723-0333
727-723-0444 (Fax)
investor.relations@cryo-cell.com

CRYO-CELL ANNOUNCES change in AUDITORS

Clearwater, FL – March 14, 2003 - CRYO-CELL International, Inc. (NASDAQ: CCEL) announced today that on March 11, 2003, upon the recommendation and approval of its Board of Directors and its Audit Committee, CRYO-CELL engaged Ernst & Young, LLP to serve as the Company’s independent auditors. At the same time, the previous auditors, Weinick Sanders Leventhal & Co., LLP, were dismissed as CRYO-CELL’s independent auditors.

About CRYO-CELL International

Based in Clearwater, Florida, CRYO-CELL is now the world’s largest and fastest growing U-Cord™ stem cell banking firm, offering affordable cord blood storage exclusively for the benefit of newborn babies and possibly other members of their family. CRYO-CELL has pioneered American’s most affordable U-Cord preservation program.

CRYO-CELL is a publicly traded company. NASDAQ Symbol … C C E L.

Forward Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.